As filed with the Securities and Exchange Commission on April 18, 2019
Registration No. 333-217178

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
(Exact name of registrant as specified in its charter)
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Maryland
(State or other jurisdiction of incorporation or organization)
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46-4654479
(I.R.S. Employer Identification Number)
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Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
(310) 469-6100
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
_______________
Kevin A. Shields
Chief Executive Officer
Griffin Capital Essential Asset REIT II, Inc.
1520 E. Grand Avenue
El Segundo, California 90245
(310) 469-6100
(Name, address, including zip code and telephone number, including area code, of agent for service)
_______________
Copies to:
Michael K. Rafter, Esq.
Erin Reeves McGinnis, Esq.
NELSON MULLINS RILEY & SCARBOROUGH LLP
201 17th Street NW, Suite 1700
Atlanta, Georgia 30363
(404) 322-6000

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective:
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a “large accelerated filer,” an “accelerated filer,” a “non-accelerated filer,” a “smaller reporting company,” or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Class A, Class AA, Class AAA, Class T, Class S, Class D, Class I, and Class E Common Stock, $0.001 par value per share	3,000,000 shares	$28,840,440	$3,259

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), promulgated under the Securities Act of 1933, as amended. The registrant previously paid the registration fee when it filed the Registration Statement on Form S-3 on April 6, 2017.

Distribution Reinvestment Plan
3,000,000 Shares of Common Stock

Griffin Capital Essential Asset REIT II, Inc. is a Maryland corporation that elected to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes for our taxable year ended December 31, 2015. As of December 31, 2018, we owned 35 buildings on 27 properties in 17 states, encompassing approximately 7.3 million rentable square feet, and approximately 75.8% of our net rental revenue is generated from leases with investment grade-rated tenants or tenants whose parent companies are investment grade-rated, or leases guaranteed by investment grade-rated companies. We are externally managed by Griffin Capital Essential Asset Advisor II, LLC, our advisor, which is an affiliate of our sponsor.
We have established an amended and restated distribution reinvestment plan (“DRP”) designed to provide existing holders of shares of our common stock, consisting of eight classes of shares: Class A shares of common stock, Class AA shares of common stock, Class AAA shares of common stock, Class T shares of common stock, Class S shares of common stock, Class D shares of common stock, Class I shares of common stock, and Class E shares of common stock, with a convenient method to designate the cash distributions paid in connection with their shares for reinvestment in additional shares of our common stock through the DRP. Some of the significant features of the DRP are as follows:

•	Stockholders who elect to participate in the DRP may choose to invest all or a portion of their cash distributions in shares of our common stock.

•	Distributions on shares will be reinvested into additional shares of the same class.

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The per share purchase price for shares purchased pursuant to the DRP will be equal to our net asset value (“NAV”) per share applicable to the class of shares purchased, calculated as of the distribution date.

•	We may offer shares of common stock under our DRP until we have sold an aggregate of 3,000,000 shares.

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We may amend or terminate our DRP for any reason at any time upon ten days’ prior written notice to participants, which may be provided by filing a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”), and if we are still engaged in an offering, notice may be provided in a supplement to the prospectus or Post-Effective Amendment filed with the SEC; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for you to terminate your participation in the DRP.

•	Participants may terminate participation in the DRP at any time by providing us with written notice.

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If you elect to participate in the DRP and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distribution in cash.

•	Stockholders may elect to participate in the DRP by completing the enrollment form attached as Appendix A to this prospectus. If you are already enrolled in the DRP, no action is required.
You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, before making an investment decision.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.
Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares of common stock is prohibited.

	Number of Shares Being Offered(1)	Offering Price(2)	Maximum Proceeds (Before Expenses)
Class A common stock	716,000 shares	$9.62	$6,887,920
Class AA common stock	1,250,000 shares	$9.62	$12,025,000
Class AAA common stock	25,000 shares	$9.61	$240,250
Class T common stock	2,000 shares	$9.71	$19,420
Class S common stock	1,000 shares	$9.71	$9,710
Class D common stock	1,000 shares	$9.69	$9,690
Class I common stock	5,000 shares	$9.69	$48,450
Class E common stock	1,000,000 shares	$9.60(3)	$9,600,000
(1) We reserve the right to reallocate shares offered among the classes of shares.
(2) The price per share presented is based on the NAV of the Company’s shares as of April 15, 2019. The actual per share offering price for each class will equal the daily NAV per share applicable to the class of shares purchased, calculated as of the distribution date. On each business day, our NAV per share for each class will be (1) posted on our website, www.gcear.com, (2) made available on our toll-free, automated telephone line, 1-888-926-2688, and (3) available on www.nasdaq.com.
(3) Estimated for filing purposes only.

April 18, 2019

SUITABILITY STANDARDS

An investment in our shares of common stock involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and will not need liquidity from their investment. There is no public market for our shares and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who seek liquidity or guaranteed income, or who seek a short-term investment.
In consideration of these factors, we have established suitability standards for an initial purchaser or subsequent transferee of our shares. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.
Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

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For Alabama Residents - In addition to the general suitability standards, shares will only be sold to Alabama residents that have a liquid net worth of at least 10 times their investment in this program and its affiliates.

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For Idaho Residents - Investors who reside in the State of Idaho must have either (a) a liquid net worth of at least $85,000 and an annual gross income of at least $85,000 or (b) a liquid net worth of at least $300,000. Additionally, an investor’s total investment in the issuer shall not exceed 10% of his or her liquid net worth.

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For Iowa Residents - Iowa investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. In addition, an Iowa investor’s aggregate investment in us, shares of our affiliates, and other non-exchange traded direct participation programs may not exceed 10% of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, are not subject to the 10% investment limitation.

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For Kansas Residents - It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the securities of us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, “liquid net worth” is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

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For Kentucky Residents - Investments by residents of the State of Kentucky must not exceed 10% of such investor’s liquid net worth in our shares or the shares of our affiliates’ non-publicly traded real estate investment trusts.

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For Maine Residents - The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

•	For Massachusetts Residents - Massachusetts investors may not invest more than 10% of their liquid net worth in this program and in other illiquid direct participation programs.

•	For Missouri Residents - Missouri investors must limit their investment in each class of our securities to 10% of their liquid net worth.

i

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For Nebraska Residents - Nebraska investors must limit their investment in this offering and in the securities of other non-publicly traded REITs to 10% of such investor’s net worth. An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitation.

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For New Jersey Residents - Shares will only be sold to residents of New Jersey who have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of at least $85,000, or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt offerings) may not exceed ten percent (10%) of his or her liquid net worth.

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For New Mexico Residents - In addition to the general suitability standards listed above, a New Mexico investor may not invest, and we may not accept from an investor, more than 10% of that investor’s liquid net worth in shares of us, our affiliates (excluding affiliated interval funds and affiliated non-direct participation programs), and in other non-traded real estate investment trusts.

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For North Dakota Residents - North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

•	For Ohio Residents - Ohio investors shall not invest more than 10% of their liquid net worth in shares of us, our affiliates, and in other non-traded real estate investment trusts.

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For Oregon Residents - Shares will only be sold to residents of the State of Oregon representing that they have a net worth of at least 10 times their investment in us and that they meet one of our suitability standards.

•	For Pennsylvania Residents - A Pennsylvania investor’s investment in us may not exceed more than 10% of the investor’s net worth.

•	For Tennessee Residents - A Tennessee investor’s maximum investment in our common shares cannot exceed 10% of the Tennessee investor’s net worth.

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For Vermont Residents - Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth.

For purposes of determining investor suitability, “liquid net worth” shall be defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. In all states, net worth is to be determined excluding the value of a purchaser’s home furnishings and automobiles.
Our sponsor and each participating broker-dealer, authorized representative or any other person selling shares on our behalf are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will make this determination based on information provided by such investor to our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor, as well as any other pertinent factors.

Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.
In making this determination, our sponsor or the participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:
◦the fundamental risks of an investment in our common stock;
◦the risk that you may lose your entire investment;
◦the lack of liquidity of our common stock;
◦the restrictions on transferability of our common stock;
◦the background and qualifications of our advisor and its affiliates; and
◦the tax consequences of an investment in our common stock.
In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us in connection with this offering or to which we have referred you. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in or incorporated by reference in this prospectus, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus. We cannot guarantee the accuracy of any such forward-looking statements, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws and regulations.
Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. See the risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC, which is incorporated by reference into this prospectus, for a discussion of some, although not all, of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements.

PROSPECTUS SUMMARY
Griffin Capital Essential Asset REIT II, Inc.
Griffin Capital Essential Asset REIT II, Inc. is a Maryland corporation incorporated in 2013 that elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 2015. We expect to use a substantial amount of the net investment proceeds from this offering primarily for funding our share redemption program, unless terminated, and for general corporate purposes, including but not limited to, acquiring single tenant business essential properties. As of December 31, 2018, we owned 35 buildings on 27 properties in 17 states.
Our Articles of Incorporation initially authorized 30,000 shares of common stock. On February 11, 2014, our advisor purchased 100 shares of common stock for $1,000 and became the initial stockholder. Upon the SEC declaring the initial public offering (the “IPO”) effective on July 31, 2014, our Articles of Amendment and Restatement were filed with the State of Maryland and authorized 700,000,000 shares of common stock allocated as 350,000,000 Class A shares and 350,000,000 Class T shares with a par value of $0.001 and 200,000,000 shares of preferred stock with a par value of $0.001. We registered $2.2 billion in common shares in our IPO. On March 29, 2016, our board of directors approved a reallocation of shares being offered in our IPO and the commencement of offering a new class of common stock, Class I shares. We closed the primary portion of our IPO effective January 20, 2017. We continued to sell shares of our common stock in the Offering pursuant to our DRP following the termination of our IPO.
On September 20, 2017, we commenced a follow-on offering of up to $2.2 billion of shares, consisting of up to $2.0 billion of shares (the “Follow-On Offering”) in our primary offering and $0.2 billion of shares pursuant to our DRP. We reclassified all Class T and Class I shares sold in the IPO as “Class AA” and “Class AAA” shares, respectively, and offered to the public four new classes of shares of common stock: Class T shares, Class S shares, Class D shares and Class I shares with NAV based pricing in the primary portion of the Follow-On Offering. The DRP offering included all seven of our share classes. On August 16, 2018, our board of directors approved the temporary suspension of the primary portion of our Follow-On Offering.
As of March 31, 2019, we have received gross offering proceeds in our Follow-On Offering of approximately $2.3 million from the sale of 228,101 Class T shares, approximately $3,000 from the sale of 281 Class S shares, approximately $0.2 million from the sale of 19,376 Class D shares, approximately $7.8 million from the sale of 808,884 Class I shares, approximately $8.5 million from the sale of 887,802 Class A shares, approximately $16.2 million from the sale of 1,688,134 Class AA shares, and approximately $0.3 million from the sale of 30,330 Class AAA shares, including proceeds raised and shares issued under our DRP. As of March 31, 2019, approximately $2.2 billion in shares of common stock remained available for sale to the public under our Follow-On Offering, including shares available under our DRP.
Our board of directors and the board of directors of Griffin Capital Essential Asset REIT, Inc. (“GCEAR”) each unanimously approved an Agreement and Plan of Merger, pursuant to which GCEAR will merge with and into Globe Merger Sub, LLC, our wholly owned subsidiary (the “Company Merger”), and our operating partnership will be merged with and into the operating partnership of GCEAR. On April 15, 2019, we filed Articles Supplementary to our charter authorizing the issuance of 240,000,000 shares of a new class of shares: Class E shares. Upon closing of the Company Merger, each outstanding share of GCEAR common stock will be converted into the right to receive 1.04807 shares of our newly created Class E common stock. Holders of Class E common stock will be eligible to participate in the DRP to receive additional shares of Class E common stock.
We issue shares of our common stock pursuant to our DRP at a purchase price equal to the most recent estimated NAV per share for each share class. Our board of directors, including a majority of the independent directors, has adopted valuation procedures that contain a comprehensive set of methodologies to be used in connection with the calculation of the NAV. As of the date of this prospectus, our NAV will be calculated daily based on the estimated value of our assets less the estimated value of our liabilities. One fundamental element of the valuation process, the valuation of our real property portfolio, is managed by our independent valuation firm, Altus Group U.S., Inc., who was approved by our board of directors, including a majority of our independent directors.

Our office is located at 1520 E. Grand Avenue, El Segundo, California 90245. Our telephone number is (310) 469-6100 and our fax number is (310) 606-5910. Additional information about us may be obtained at www.gcear.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
Our Advisor
Griffin Capital Essential Asset Advisor II, LLC is our advisor and is responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions on our behalf, subject to oversight by our board of directors. Our advisor was formed in Delaware in November 2013 and is indirectly owned by our sponsor, Griffin Capital Real Estate Company, LLC (“GRECO” or our “sponsor”).
Our Sponsor
Our advisor is managed by our sponsor. Previously, our sponsor was Griffin Capital Company, LLC (“GCC”). On December 14, 2018, GCEAR and the GCEAR Operating Partnership entered into a series of transactions, agreements, and amendments to GCEAR’s existing agreements and arrangements (such agreements and amendments are collectively referred to in this prospectus as the “GCEAR Self Administration Transaction”), with GCC and Griffin Capital, LLC (“GC LLC”), pursuant to which GCC and GC LLC contributed to the GCEAR Operating Partnership all of the membership interests in GRECO and certain assets related to the business of GRECO, in exchange for 20,438,684 units of limited partnership in the GCEAR Operating Partnership and additional limited partnership units as earn-out consideration. As a result of the GCEAR Self Administration Transaction, GCEAR is now self-managed and acquired the advisory, asset management and property management business of GRECO. Accordingly, our sponsor changed from GCC to GRECO. We are in the process of completing a merger with GCEAR. See "Mergers" below. If and when such merger is completed, we will be self-managed and will no longer have, or need to have, a sponsor.
Our Property Manager
Griffin Capital Essential Asset Property Management II, LLC, formed in 2013, is our property manager and manages and leases our properties. Griffin Capital Property Management, LLC is the sole member of our property manager, and our sponsor is the indirect owner of Griffin Capital Property Management, LLC. Our property manager was organized to manage the properties that we acquire. Our property manager derives substantially all of its income from the property management services it performs for us.
As of December 31, 2018, our property manager and its affiliates had 101 properties under management, with approximately 27.2 million rentable square feet located in 25 states. The property management function is frequently contracted out to third party providers. As of December 31, 2018, our property manager and its affiliates had 60 contracts with third party providers.
Our Management
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have five directors: Kevin A. Shields, our Chief Executive Officer, Michael J. Escalante, our President, and three independent directors, Samuel Tang, Kathleen S. Briscoe, and J. Grayson Sanders. All of our executive officers and two of our directors are affiliated with our advisor. Our charter, which requires that a majority of our directors be independent of our advisor, provides that our independent directors are responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. Our directors are elected annually by our stockholders.
Our REIT Status
As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year subsequent to the year in which we initially qualified to be taxed as a REIT, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.
Terms of the Offering
We are currently offering up to 3,000,000 shares of common stock to our existing stockholders pursuant to the DRP. The purchase price for Class T shares, Class S shares, Class D, Class I, Class A, Class AA, Class AAA, and Class E shares under the DRP will equal our NAV per share applicable to the class of shares purchased, calculated as of the distribution date, less any special distributions designated by our board of directors. We will offer shares under the DRP pursuant to this prospectus until we sell all 3,000,000 shares of common stock in this offering; provided, however, that our board of directors may amend, suspend or terminate the DRP for any reason, except that no such amendment shall add compensation to the DRP or remove the opportunity for you to terminate your participation in the DRP. We reserve the right to reallocate the shares offered among the classes of shares. This offering must be registered or exempt from registration in every state in which we offer or sell shares. If this offering is not exempt from registration, the required registration generally is for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually and the offering is not otherwise exempt from registration.
Distribution Reinvestment Plan
This prospectus describes the DRP, which is designed to offer our existing stockholders a convenient method for purchasing additional shares of our common stock by reinvesting cash distributions without paying any selling commissions, fees or service charges. Regardless of your participation in our DRP, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our DRP would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. Our board of directors may terminate the DRP in our discretion at any time upon ten days’ written notice to participants.
Use of Proceeds
The proceeds raised pursuant to the DRP will be used for funding our share redemption program, unless terminated, and for general corporate purposes, including, but not limited to, investments in single tenant business essential properties in accordance with our investment objectives and payment of real estate related acquisition fees and expenses.
Mergers
On December 14, 2018, we, Griffin Capital Essential Asset Operating Partnership II, L.P. (our "Operating Partnership"), our wholly owned subsidiary Globe Merger Sub, LLC ("Merger Sub"), Griffin Capital Essential Asset REIT, Inc. (“GCEAR”), and Griffin Capital Essential Asset Operating Partnership, L.P. (the "GCEAR Operating Partnership") entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, (i) GCEAR will merge with and into Merger Sub, with Merger Sub surviving as our direct, wholly owned subsidiary (the “Company Merger”) and (ii) our Operating Partnership will merge with and into the GCEAR Operating Partnership (the “Partnership Merger” and, together with the Company Merger, the “Mergers”), with the GCEAR Operating Partnership surviving the Partnership Merger. Subject to satisfaction or waiver of all closing conditions, we intend to close the Mergers on or around April 30, 2019.
Incorporation by Reference
This prospectus incorporates by reference several documents previously filed with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2018, as well as all future documents we file pursuant to certain sections of the Exchange Act. These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Documents by Reference and Where You Can Find Additional Information.”

RISK FACTORS
An investment in our common stock involves various risks and uncertainties. You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, as the same may be updated from time to time by future filings under the Exchange Act, which are incorporated by reference into this prospectus, before purchasing our common stock. The risks discussed in our reports can adversely affect our business, operating results, prospects, and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment.
ESTIMATED USE OF PROCEEDS
The proceeds raised pursuant to the DRP will be used for funding our share redemption program and for general corporate purposes, including, but not limited to, investments in single tenant business essential properties in accordance with our investment objectives and payment of real estate related acquisition fees and expenses. We cannot predict with any certainty how much DRP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold. No selling commissions, dealer manager fees, or stockholder servicing fees are payable on shares sold under our DRP, and we expect any other offering expenses to be nominal. We will pay actual expenses incurred in connection with this registration and offering of shares, including but not limited to legal fees, printing expenses, mailing costs, blue sky registration fees, and other accountable offering expenses, in our sole discretion. These offering expenses are currently estimated to be approximately $73,000 (or less than 1% of the maximum proceeds).
DESCRIPTION OF OUR DISTRIBUTION REINVESTMENT PLAN
Our DRP allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering 3,000,000 shares of our common stock under our DRP. The following discussion summarizes the principal terms of our DRP, which DRP is effective as of April 25, 2019. The full text of our DRP is included as Appendix B to this prospectus.
Eligibility
Participation in our DRP is limited to investors who currently own our shares. We may elect to deny your participation in our DRP if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.
Election to Participate
Assuming you are eligible, you may elect to participate in our DRP by completing a subscription agreement available from our dealer manager or a participating broker-dealer or an enrollment form, a form of which is attached as Appendix A to this prospectus. Your participation in our DRP will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our DRP until we have sold all of the shares of stock registered in this offering, have terminated this offering, or have terminated our DRP. You can choose to have all or a portion of your distributions reinvested through our DRP. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock other than through a participating broker-dealer, through our dealer manager. If you are already enrolled in the DRP, no action is required.
Stock Purchases
Stock will be purchased under our DRP on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our DRP.

During our offering, the purchase price per share will equal our NAV per share applicable to the class of shares purchased, calculated as of the distribution date, less any special distributions designated by our board of directors. The price for shares purchased under our DRP bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our DRP may effectively lower the total return on your investment with us. Our board of directors reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under our DRP.
Account Statements
Within 90 days after the end of each calendar year, the administrator of the DRP will mail you a statement of account describing your distributions received, the number of shares purchased, and the per share purchase price for such shares pursuant to the DRP during the prior year. Each statement will also advise you that you are required to notify us in the event that there is any material change in your financial condition or if any representation made by you under the subscription agreement for your initial purchase of securities becomes inaccurate. Tax information regarding your participation in the DRP will be sent to you at least annually.
In addition, our annual report contains information regarding our history of distribution payments. This annual report is mailed to our stockholders each year.
Fees and Commissions
We will not pay a commission in connection with your purchase of stock in our DRP. No dealer manager fees or due diligence expense allowance will be paid on stock sold under the DRP. We will not receive a fee for selling stock under our DRP.
Voting
You may vote all shares of stock acquired through our DRP. As a stockholder, you will receive proxy information in connection with any annual or special meeting of stockholders. This proxy will apply to all shares registered in your name, including all shares credited to your DRP account. You may also vote your shares, including those credited to your DRP account, in person at any annual or special meeting of stockholders.
Tax Consequences of Participation
The reinvestment of distributions does not relieve you of any income tax which may be payable on such distributions. Distributions paid by us to you are treated as dividends to the extent that we have earnings and profits for federal income tax purposes. Any amount distributed in excess of our earnings and profits is a return of capital, which results in reduction in the adjusted basis of your shares. Once your adjusted basis in the shares is reduced to zero, any further distributions are treated as gain from the sale of shares.
If you participate in our DRP, you will recognize taxable dividend income equal to the value of the shares received, even though you purchased shares and did not receive any cash. These deemed dividends will be treated as actual dividends paid from us to you and will retain the character and tax effects applicable to all dividends. One noteworthy tax effect is that REIT distributions generally are not considered “qualified dividend income” and thus are not eligible for the reduced tax rates otherwise available to non-corporate stockholders; subject to narrow exceptions, REIT distributions, including deemed dividends under our DRP, will be subject to tax at ordinary income rates. In addition, as long as we remain qualified as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions. The shares received by you pursuant to our DRP will have a holding period beginning with the day after the distribution, and a tax basis equal to the value of the shares received.

Tax-exempt stockholders, including IRAs, Keogh DRPs, 401(k) plans and charitable remainder trusts, generally will not have to pay any taxes on distributions, including distributions reinvested under our DRP. However, if a tax-exempt stockholder borrows to acquire shares, or if we become a pension-held REIT, distributions can be taxable.
The income tax consequences for participants who do not reside in the United States may vary from jurisdiction to jurisdiction.
The above discussion regarding the tax consequences of participating in our DRP is intended only as a general discussion of the current federal income tax consequences of participating in the DRP. Since each eligible participant’s financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about participation in the DRP.
Termination of Participation
We will provide our stockholders with all material information regarding distributions and the effect of reinvesting distributions, including the tax consequences thereof, at least annually. You may terminate your participation in our DRP at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in our DRP. We request that you promptly notify us should you no longer meet the minimum income and net worth standards described in the “Suitability Standards” section immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in our subscription agreement at any time prior to the listing of the stock on a national securities exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.
Amendment or Termination of DRP
We may amend or terminate our DRP for any reason at any time upon ten days’ prior written notice to participants, which notice may be provided by filing a Current Report on Form 8-K with the SEC, and if we are still engaged in an offering, notice may be provided in a supplement to the prospectus or Post-Effective Amendment filed with the SEC; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for you to terminate your participation in the DRP, as specified above.
Governing Law
The terms and conditions of the DRP and its operation are governed by the laws of the State of Maryland.
Contact for Answers to Questions Regarding the Distribution Reinvestment DRP
All inquiries regarding the DRP should be directed to:
Griffin Capital Essential Asset REIT II, Inc.
1520 E. Grand Avenue
El Segundo, California 90245
(310) 469-6100

PLAN OF DISTRIBUTION
We are offering a maximum of 3,000,000 shares to our current stockholders through the DRP. Distributions on shares will be reinvested into additional shares of the same class. We reserve the right to reallocate the shares offered among the classes of shares. The purchase price for shares under the DRP will equal our NAV per share applicable to the class of shares purchased, calculated as of the distribution date, less any special distributions designated by our board of directors. We have no basis for estimating the number of shares that will be sold. We reserve the right to terminate this offering at any time. We will not pay selling commissions, a dealer manager fee, or stockholder servicing fees with respect to our DRP.
LEGAL MATTERS
Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) has passed upon the legality of the common stock. Nelson Mullins does not purport to represent our stockholders or potential investors, who should consult their own counsel. Nelson Mullins also provides legal services to our advisor as well as certain of our affiliates and may continue to do so in the future.
EXPERTS
The consolidated financial statements of Griffin Essential Asset REIT II, Inc. appearing in Griffin Essential Asset REIT II, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE AND WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. You can also access documents that will be incorporated by reference into this prospectus at the web site we maintain at www.gcear.com. There is additional information about us and our affiliates at our web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference into our prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	The description of our shares contained in our Registration Statement on Form S-11 (Registration No. 333-217223) filed with the SEC on April 7, 2017, as amended;

•	Current Report on Form 8-K filed with the SEC on February 19, 2019;

•	Annual Report on Form 10-K filed with the SEC on March 14, 2019;

•	Current Report on Form 8-K filed with the SEC on March 14, 2019;

•	Current Report on Form 8-K filed with the SEC on March 29, 2019;

•	Current Report on Form 8-K filed with the SEC on April 15, 2019; and

•	Joint Proxy Statement and Prospectus in Registration Statement on Form S-4 (Registration No. 333-229101) filed with the SEC on December 31, 2018, as amended.
In addition, all documents and reports, which we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering of the securities described in this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports; provided, however, that we are not incorporating any information “furnished” to the SEC which is not deemed filed. These documents may include, among others, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statements.
This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.
We will provide to each person to whom the prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into the prospectus but not delivered with the prospectus. To receive a free copy of any of the documents incorporated by reference in the prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call us at (310) 469-6100 or write us at Griffin Capital Essential Asset REIT II, Inc., 1520 E. Grand Avenue, El Segundo, California 90245. The information relating to us contained in the prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in the prospectus.

APPENDIX A

DISTRIBUTION REINVESTMENT FORM

GRIFFIN CAPITAL
guardians of wealth

Investor Services must be in receipt of this form 30 days prior to declaration of the distribution. This authorization will supersede any previous distribution instructions.

☐ **I elect to have all of my distributions reinvested in the Distribution Reinvestment Plan. By checking the box, I agree that I have read the Prospectus and have reviewed the Distribution Reinvestment Plan for the investment designated below.**

PLEASE CHECK ALL GRIFFIN CAPITAL INVESTMENTS THAT APPLY (REQUIRED):

	Acct. #
☐ **Griffin Capital Essential Asset REIT**	____________
☐ **Griffin Capital Essential Asset REIT II**	____________
☐ **Griffin-American Healthcare REIT III**	____________
☐ **Griffin-American Healthcare REIT IV**	____________
☐ **Griffin Institutional Access Real Estate Fund**	____________
☐ **Griffin Institutional Access Credit Fund**	____________

Complete this form and return to address below.

Regular Mail: Griffin Capital Company, LLC
c/o DST Systems, Inc.
P.O. Box 219133
Kansas City, MO 64121-9133

Overnight Address: Griffin Capital Company, LLC
c/o DST Systems, Inc.
430 W 7th St
Kansas City, MO 64105

Fax: 855-886-9862
(Fax only accepted on non-custodial accounts)

INVESTOR INFORMATION

INVESTOR NAME(S)

INVESTOR NAME(S)

PHONE NUMBER

☐☐☐ – ☐☐☐ – ☐☐☐☐

E-MAIL ADDRESS

LAST 4-DIGITS OF PRIMARY ACCOUNT HOLDER'S TIN/SSN (required)

☐☐☐☐

ACCOUNT NUMBER

☐☐☐☐☐☐☐☐

If you participate in the Distribution Reinvestment Plan we request that you notify the above referenced investment(s) and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards as set forth in the prospectus of the above referenced investment(s).

All Registered Account Owners are Required to Sign

x ____________________ ____________
PRIMARY ACCOUNT OWNER DATE

x ____________________ ____________
JOINT ACCOUNT OWNER (CUSTODIAN) DATE

CUSTODIAL ACCOUNTS REQUIRE A CUSTODIAL APPROVAL OR MEDALLION STAMP GUARANTEE FROM THE CUSTODIAN

Questions regarding your account should be directed to: 888.926.2688 | www.griffincapital.com Page 1 of 1

GCC-IU2697(0217)

A - 1

APPENDIX B
GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
DISTRIBUTION REINVESTMENT PLAN
Amended and Restated as of April 25, 2019
Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.
1.Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchased shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial public offering (“Initial Public Offering”), (B) purchase Shares pursuant to any subsequent offering of the Company (“Offering”), or (C) are stockholders holding Class E shares of the Company’s common stock, and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the dealer manager or participating dealers registered in the participating Stockholder’s state of residence (“Participating Dealers”).
2.Effective Date. The DRP became effective on July 31, 2014. The board of directors of the Company amended and restated the DRP on November 11, 2014, June 16, 2015, March 29, 2016, November 15, 2016, and September 8, 2017 (with varying effective dates). The board of directors of the Company further amends and restates the DRP on April 15, 2019, effective April 25, 2019. Any amendment or amendment and restatement to the DRP shall be effective as provided in Section 12.
3.Eligibility and Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Initial Public Offering, purchases shares in any subsequent Offering, or is a stockholder holding Class E shares of the Company’s common stock and who has received a prospectus, as contained in a registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or Participating Dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.
Once enrolled, a Participant may continue to purchase stock under the DRP until all of the shares of stock registered have been sold, the Company no longer has an ongoing offering, or the Company has terminated the DRP. A Participant can choose to have all or a portion of distributions reinvested through the DRP. A Participant may also change the percentage of distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Any election to increase a Participant’s level of participation must be made through a Participating Dealer or, if purchased other than through a Participating Dealer, through the Company’s dealer manager. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.
Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4.Purchase of Shares. Distributions on Shares will be reinvested into additional Shares of the same class. Participants may acquire DRP Shares at a price equal to the net asset value (“NAV”) per Share applicable to the class of Shares purchased by the Participant, calculated as of the distribution date, until the earliest of (i) the date that all of the DRP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRP Shares. The use of the Company's NAV as the DRP Share price was determined by the Company’s board of directors in its business judgment. The Company’s board of directors may set or change the DRP Share price for the purchase of DRP Shares at any time in its sole and absolute discretion based upon such factors as it deems appropriate. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.
Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) Shares registered, or to be registered, with the SEC in the Initial Public Offering or a subsequent Offering for use in the DRP (a “Registration”), or (b) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national securities exchange (collectively, the “Secondary Market”).
Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering or a subsequent Offering.
If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make an offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.
5.No Commissions. No selling commissions, dealer manager fees, or stockholder servicing fees will be paid with respect to the DRP Shares, but the DRP Shares will be charged the applicable distribution fee payable with respect to all Shares of the applicable class.
6.Exclusion of Certain Distributions. The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in shares under the DRP.
7.Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.
8.Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.
9.Voting. A Participant may vote all shares acquired through the DRP.
10.Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

11.Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.
12.Amendment or Termination of DRP by the Company. The board of directors of the Company may by majority vote (including a majority of the Independent Directors) amend, modify, suspend or terminate the DRP for any reason upon ten days’ written notice to the Participants, which notice may be provided by filing a Current Report on Form 8-K with the SEC, and if the Company is still engaged in an offering, notice may be provided in a supplement to the prospectus or Post-Effective Amendment filed with the SEC; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.
13.Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

__________________

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.

Distribution Reinvestment Plan
3,000,000 Shares of
Common Stock

__________________

PROSPECTUS
__________________

April 18, 2019

1

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable by Griffin Capital Essential Asset REIT II, Inc. (the “Company”) in connection with the distribution of the securities registered under the Company’s amended and restated distribution reinvestment plan. All amounts are estimated except the SEC registration fee.

Item	Amount
SEC registration fee	$3,259
Legal fees and expenses	25,000
Blue sky fees and expenses	10,000
Accounting fees and expenses	15,000
Other Expenses	20,000
Total	$73,259

Item 15. Indemnification of Directors and Officers
The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Act is against public policy and is unenforceable pursuant to Section 14 of the Act.
Subject to the significant conditions below, our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.
However, under our charter, we shall not indemnify our directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisor or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.
Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.
We also maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, subject to our limitations on indemnification.
Item 16. Exhibits
The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
4.1*	Form of Distribution Reinvestment Enrollment Form (included as Appendix A to prospectus)
4.2*	Amended and Restated Distribution Reinvestment Plan (included as Appendix B to prospectus)
5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP as to legality of securities
23.1*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney, incorporated by reference to the signature page of the Registration Statement on Form S-3, filed on April 6, 2017, SEC File No. 333-217178

*	Filed herewith.

Item 17. Undertakings
(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act; (2) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1), (2) and (3) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b) The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(c) The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on April 18, 2019.

Griffin Capital Essential Asset REIT II, Inc.
/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin A. Shields*	Chief Executive Officer and Chairman (Principal Executive Officer)	April 18, 2019
Kevin A. Shields

/s/ Javier F. Bitar	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 18, 2019
Javier F. Bitar

/s/ Michael J. Escalante*	Director and President	April 18, 2019
Michael J. Escalante

/s/ Samuel Tang*	Independent Director	April 18, 2019
Samuel Tang

/s/ J. Grayson Sanders*	Independent Director	April 18, 2019
J. Grayson Sanders

/s/ Kathleen S. Briscoe*	Independent Director	April 18, 2019
Kathleen S. Briscoe

*By:	/s/ Javier F. Bitar
Javier F. Bitar Attorney-in-Fact

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